Exhibit 5.1
Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
December 11, 2008
Revlon, Inc.
237 Park Avenue
New York, New York 10017

Re:	Revlon, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Revlon, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company with an aggregate public offering price of up to $250,000,000: (i) shares of Class A common stock, $0.01 par value per share, of the Company (the “Revlon Class A Common Stock”); (ii) shares of preferred stock, $0.01 par value per share, of the Company (the “Preferred Stock”), to be issued in one or more series; (iii) warrants (the “Warrants”) to purchase Revlon Class A Common Stock, Preferred Stock or other securities of the Company as shall be designated by the Company at the time of any offering of Warrants and issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) that would be entered into between the Company and a warrant agent or agents to be named (each a “Warrant Agent”); (iv) subscription rights (the “Subscription Rights”) to purchase Revlon Class A Common Stock or Preferred Stock which may be issued under one or more subscription rights certificate(s) (each a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreement(s) (each a “Subscription Rights Agreement”) that would be entered into between the Company and a subscription agent or agents (each a “Subscription Agent”); (v) stock purchase contracts of the Company (the “Stock Purchase Contracts”) entitling or obligating the holders thereof to purchase from or sell to the Company and the Company to sell to or purchase from such holders, Revlon Class A Common Stock or Preferred Stock at a future date or dates, which may be issued under one or more purchase contract agreement(s) (each a “Purchase Contract Agreement”) that would be entered into by the Company and a purchase contract agent or agents to be named in the applicable Purchase Contract Agreement (each, a

“Stock Purchase Contract Agent”); (vi) stock purchase units of the Company (the “Stock Purchase Units”) each representing ownership of a Stock Purchase Contract and a Warrant; and (vii) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon due conversion, exchange or exercise of any Warrants, Preferred Stock or Subscription Rights or pursuant to any Stock Purchase Contract or Stock Purchase Unit including such shares of Revlon Class A Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”). The Revlon Class A Common Stock, the Preferred Stock, the Warrants, the Subscription Rights, the Stock Purchase Contracts, the Stock Purchase Units and the Indeterminate Securities are collectively referred to herein as the “Offered Securities.”
     This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(a)	the Registration Statement relating to the Offered Securities;

(b)	the Restated Certificate of Incorporation of the Company, as amended to date and as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(c)	the Amended and Restated Bylaws of the Company, as amended to date and as certified by Robert K. Kretzman, Secretary of the Company (the “Bylaws”);

(d)	an action by unanimous written consent of the Board of Directors of the Company (the “Revlon Board of Directors”) dated December 11, 2008, relating to the registration of the Offered Securities and related matters; and

(e)	a specimen certificate evidencing the Revlon Class A Common Stock in the form of Exhibit 4.10 to the Registration Statement.
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic or facsimile, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have assumed that each of the Warrant Agreements, Subscription Rights Agreements, Purchase Contract Agreements and Stock Purchase Units will be duly authorized, executed and delivered by the Warrant Agents, Subscription Agents or Stock Purchase Contract Agents, as the case may be, and that any Warrants, Subscription Rights, Stock Purchase Contracts or Stock Purchase Units that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Warrant Agents, the Subscription Agents or the Purchase Contract Agents, as the case may be. We have also assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Offered Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.
     We do no express any opinion as to any laws other than the Delaware General Corporation Law (the “DGCL”) and those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:
1.	With respect to any shares of Revlon Class A Common Stock to be offered by the Company pursuant to the Registration statement, including any Indeterminate Securities constituting Revlon Class A Common Stock (the “Offered Revlon Class A Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Revlon Class A Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Revlon Class A Common Stock is to be

sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Revlon Class A Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Revlon Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Revlon Class A Common Stock, the consideration to be received therefor and related matters; (v) the terms of the issuance and sale of the Offered Revlon Class A Common Stock have been duly established in conformity with the Certificate of Incorporation and the Bylaws so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under the DGCL representing the shares of Offered Revlon Class A Common Stock, if any, are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Revlon Class A Common Stock (including any Revlon Class A Common Stock duly issued upon due conversion, exchange or exercise of any Preferred Stock, Warrants or Subscription Rights or pursuant to any Stock Purchase Contract or Stock Purchase Unit), when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Preferred Stock, Warrants or Subscription Rights or pursuant to any Stock Purchase Contracts or Stock Purchase Units, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Revlon Class A Common Stock.

2.	With respect to the shares of any series of Preferred Stock to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Revlon Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock, the consideration to be received therefor and related matters, including the adoption of a Certificate of Designations for the Offered Preferred Stock (the “Certificate of Designations”) in accordance with the applicable provisions of the DGCL; (v) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designations relating to the Offered Preferred Stock, and the Bylaws of the Company so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under the DGCL representing the shares of the Offered Preferred Stock, if any, are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon due conversion, exchange or exercise of any Preferred Stock, Warrants or Subscription Rights or pursuant to any Stock Purchase Contracts or Stock Purchase Units), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Preferred Stock, Warrants or Subscription Rights or pursuant to any Stock Purchase Contracts or Stock Purchase Units, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3.	With respect to any Warrants to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Warrants of such series (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Revlon Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants, the Warrant Agreement and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; (vi) the Common Stock or the Preferred Stock relating to such Offered Warrants have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement in the applicable form to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Warrants (including any Warrants duly issued upon due conversion, exchange or exercise of any Preferred Stock or Warrants), when issued and sold in accordance with the applicable Warrant Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Preferred Stock or Warrants, as the case may be, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

4.	With respect to any Subscription Rights to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Subscription Rights (the “Offered Subscription Rights”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Subscription Rights are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Revlon Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Subscription Rights, the Subscription Rights Agreement and related matters, including setting forth the terms of the Subscription Rights in a Subscription Rights Certificate; (v) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable Subscription Rights Agreement, Subscription Rights Certificate, the Certificate of Incorporation and the Bylaws of the Company so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Subscription Agent; (vi) the Common Stock or the Preferred Stock relating to such Offered Subscription Rights have been duly authorized for issuance; and (vii) the Offered Subscription Rights have been duly executed, delivered and countersigned, issued and sold or otherwise distributed in accordance with the provisions of the applicable Subscription Rights Agreement and Subscription Rights Certificate to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement, the Offered Subscription Rights (including any Subscription Rights duly issued upon due conversion, exchange or exercise of any Preferred Stock or Warrants), when issued and sold or otherwise distributed in accordance with the applicable Subscription Rights Agreement, the Subscription Rights Certificate and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Preferred Stock or Warrants, as the case may be, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

5.	With respect to any Stock Purchase Contracts to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Stock Purchase Contracts (the “Offered Stock Purchase Contracts”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Revlon Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Contracts and related matters; (v) the terms of the Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Stock Purchase Contract Agent; (vi) the Common Stock or the Preferred Stock relating to such Offered Stock Purchase Contracts have been duly authorized for issuance; and (vii) the Offered Stock Purchase Contracts have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Purchase Contract Agreement in the applicable form to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Contracts (including any Stock Purchase Contracts duly issued upon due conversion, exchange or exercise of any Preferred Stock or Warrants), when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Preferred Stock or Warrants, as the case may be, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

6.	With respect to any Stock Purchase Units to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Stock Purchase Units (the “Offered Stock Purchase Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Revlon Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Stock Purchase Units and related matters; (v) the terms of the Offered Stock Purchase Units and the related Offered Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement of which the Offered Stock Purchase Units are a component so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Stock Purchase Contract Agent; (vi) the Warrants of the Company relating to such Offered Stock Purchase Units have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vii) the Offered Stock Purchase Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Purchase Contract Agreement in the applicable form to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Stock Purchase Units (including any Stock Purchase Units duly issued upon due conversion, exchange or exercise of any Preferred Stock or Warrants), when issued and sold in accordance with the applicable Purchase Contract Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Preferred Stock or Warrants, as the case may be, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP